                                  ALDILA, INC.

             STATEMENT RE: COMPUTATION OF EARNINGS PER COMMON SHARE

                   (in thousands, except per share amounts)

                                                                       YEAR ENDED
                                                                      DECEMBER 31,
                                                          ----------------------------------
                                                            1997         1996         1995
                                                          --------     --------     --------
Net income............................................     $1,539       $5,682       $6,270
                                                           ------       ------       ------
                                                           ------       ------       ------

Weighted average shares of common stock outstanding...     15,625       16,411       16,714
Net effect of common stock options....................        113           23           51
                                                           ------       ------       ------

Weighted average shares outstanding...................     15,738       16,434       16,765
                                                           ------       ------       ------
                                                           ------       ------       ------

Earnings per common share.............................     $ 0.10       $ 0.35       $ 0.38
                                                           ------       ------       ------
                                                           ------       ------       ------

Earnings per common share, assuming dilution..........     $ 0.10       $ 0.35       $ 0.37
                                                           ------       ------       ------
                                                           ------       ------       ------




                                  Exhibit 11.1


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